     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 1998


                                                       REGISTRATION NO. 33-93228
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           SEE SCHEDULE A                             8051                             SEE SCHEDULE A
     (Exact Name of Registrant          (State or Other Jurisdiction of                (IRS Employer
    as Specified in Its Charter)         Incorporation or Organization)             Identification No.)

                              101 SUN AVENUE, N.E.
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ROBERT F. MURPHY
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                           SUN HEALTHCARE GROUP, INC.
                              101 SUN AVENUE, N.E.
                             ALBUQUERQUE, NM 87109
                                 (505) 821-3355
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                          William H. Hinman, Jr., Esq.
                              Shearman & Sterling
                             555 California Street
                            San Francisco, CA 94104
                                 (415) 616-1100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED MAXIMUM
                                                                       PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
              TITLE OF EACH CLASS OF                  AMOUNT TO BE         OFFERING           OFFERING         REGISTRATION
           SECURITIES TO BE REGISTERED                REGISTERED(1)    PRICE PER UNIT(2)     PRICE(1)(2)          FEE(7)
Trust Preferred Securities of Sun Financing I and
  Sun Financing II................................                            --
Debt Securities of Sun Healthcare Group,
  Inc.(3).........................................                           100%
Guarantees of Trust Preferred Securities of Sun
  Financing I and Sun Financing II by Sun
  Healthcare Group, Inc. and certain back-up
  undertakings(4).................................                            --
Preferred Stock, $0.01 par value of Sun Healthcare   $1,000,000,000           --           $1,000,000,000        $303,030
  Group, Inc.(3)..................................
Depositary Shares of Sun Healthcare Group, Inc....                            --
Common Stock, $0.01 par value of Sun Healthcare
  Group, Inc.(3)(5)(6)............................                            --
Warrants of Sun Healthcare Group, Inc.............                           100%
Guarantees of the Debt Securities of Sun
  Healthcare Group Inc. by the guarantors listed
  on Schedule A to the Prospectus.................                            --

                                                   (FOOTNOTES ON FOLLOWING PAGE)

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(FOOTNOTES FOR PREVIOUS PAGE)

------------------------------

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of the Trust Preferred Securities of Sun Financing I and Sun Financing II and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities of Sun Healthcare Group, Inc., and the exercise price of any Securities issuable upon exercise of Warrants of Sun Healthcare Group, Inc. Subordinated Debt Securities of Sun Healthcare Group, Inc. may be issued and sold to Sun Financing I and Sun Financing II in which event such Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities.

(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Also includes such indeterminate number of shares of Preferred Stock, Depositary Shares, and Common Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other securities and such indeterminate number of shares of Common Stock as may be issued upon conversion of Trust Preferred Securities. No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or Depositary Shares issuable upon conversion of or in exchange for such other Securities.

(4) No separate consideration will be received for any Guarantees of Sun. The Guarantees of Sun include the rights of holders of the Trust Preferred Securities under the Guarantees and certain back up undertakings, comprised of obligations of Sun Healthcare Group, Inc., under the Subordinated Indenture and the Supplemental Indentures thereto and under the Declarations of Trust of each of Sun Financing I and Sun Financing II as described in the Registration Statement.

(5) The number of shares of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act. Includes the associated Preferred Share Purchase Rights.

(6) The Common Stock of Sun Healthcare Group, Inc. includes the Preferred Stock Purchase Rights (as defined).

(7) All of the registration fee was paid previously in respect of all of the unsold securities registered hereby.

                                   SCHEDULE A

                                                                             STATE OF          I.R.S. EMPLOYER
                               COMPANY                                    INCORPORATION     IDENTIFICATION NUMBER
----------------------------------------------------------------------  ------------------  ---------------------
Accelerated Care Plus, LLC............................................       Delaware               48-1167102
American Homecare, Inc................................................         Ohio                 31-1221902
Americare of West Virginia, Inc.......................................    West Virginia             55-0591320
Bay Colony Health Service, Inc........................................    Massachusetts             04-2761614
Beckley Health Care Corp..............................................    West Virginia             31-1042548
Bergen Eldercare, Inc.................................................      New Jersey              04-2916682
Braswell Enterprises, Inc.............................................      California              95-2506400
Brittany Rehabilitation Center, Inc...................................      California              68-0258445
Cal-Med, Inc..........................................................      California              33-0579128
Care Enterprises, Inc.................................................       Delaware               95-3311961
Care Enterprises West.................................................         Utah                 87-0309021
Care Home Health Services.............................................      California              95-3701776
Carmichael Rehabilitation Center......................................      California              33-0273967
Circleville Health Care Corp..........................................         Ohio                 31-0921482
Clipper Home of North Conway, Inc.....................................    New Hampshire             02-0417606
Clipper Home of Portsmouth, Inc.......................................    New Hampshire             02-0350094
Clipper Home of Rochester, Inc........................................    New Hampshire             02-0402767
Clipper Home of Wolfeboro, Inc........................................    New Hampshire             02-0382521
Coalinga Rehabilitation Center........................................      California              33-0276607
Community Re-Entry Services of Cortland, Inc..........................       Delaware               04-3200915
Covina Rehabilitation Center..........................................      California              95-4143257
Dunbar Health Care Corp...............................................    West Virginia             55-1593257
Evergreen Rehabilitation Center.......................................      California              33-0275077
Fairfield Rehabilitation Center.......................................      California              68-0147623
First Class Pharmacy, Inc.............................................      California              33-0482814
Fullerton Rehabilitation Center.......................................      California              33-0275051
G-WZ of Stamford, Inc.................................................     Connecticut              04-3148131
Glendora Rehabilitation Center........................................      California              95-4254586
Glenville Health Care Corp............................................    West Virginia             55-0618169
Golan Healthcare Group, Inc...........................................    Massachusetts             04-3327918
Goodwin Nursing Home, Inc.............................................    New Hampshire             02-0303002
Grand Terrace Rehabilitation Center...................................      California              33-0275058
Hallmark Health Services, Inc.........................................       Delaware               33-0238351
Harbor View Rehabilitation Center.....................................      California              33-0282137
Hawthorne Rehabilitation Center.......................................      California              33-0273795
HC, Inc...............................................................        Kansas                48-1070267
Heritage Rehabilitation Center........................................      California              33-0275060
Heritage - Torrance Rehabilitation Center.............................      California              33-0275060
HTA of New Jersey, Inc................................................      New Jersey              22-3227978
Huntington Beach Convalescent Hospital................................      California              33-0188584
Jackson Rehabilitation Center.........................................      California              33-0590471
Linda-Mar Rehabilitation Center.......................................      California              33-0275064
Living Services, Inc..................................................      Washington              91-0921669
LTC Staffinders, Inc..................................................     Connecticut              04-3201528
Manatee Springs Nursing Center, Inc...................................       Florida                58-1534760
Marion Health Care Corp...............................................         Ohio                 31-1037975
Masthead Corporation..................................................      New Mexico              74-2839804
Meadowbrook Rehabilitation Center.....................................      California              33-0275079
Mediplex Atlanta Rehabilitation Institute, Inc........................    Massachusetts             58-2081719
Mediplex Management, Inc..............................................    Massachusetts             04-2802626
Mediplex Management of Palm Beach County, Inc.........................       Florida                04-2983837
Mediplex Management of Texas, Inc.....................................        Texas                 04-3154661
Mediplex of Concord, Inc..............................................    Massachusetts             04-2587669
Mediplex of Connecticut, Inc..........................................     Connecticut              04-2587669
Mediplex of Kentucky, Inc.............................................       Kentucky              06-12255960

                                                                             STATE OF          I.R.S. EMPLOYER
                               COMPANY                                    INCORPORATION     IDENTIFICATION NUMBER
----------------------------------------------------------------------  ------------------  ---------------------
Mediplex of Maryland, Inc.............................................       Maryland               04-2983832
Mediplex of Massachusetts, Inc........................................    Massachusetts             04-2667612
Mediplex of New Hampshire, Inc........................................    New Hampshire             04-2773669
Mediplex of New Jersey, Inc...........................................      New Jersey              04-2916680
Mediplex of New York, Inc.............................................       New York               04-2818624
Mediplex of Ohio, Inc.................................................         Ohio                 04-3156001
Mediplex of Tennessee, Inc............................................      Tennessee               04-3203009
Mediplex of Virginia, Inc.............................................       Virginia               04-2916681
Mediplex Rehabilitation of Massachusetts, Inc.........................    Massachusetts             04-3135281
New Bedford Nursing Center, Inc.......................................    Massachusetts             04-3170900
New Lexington Health Care Corp........................................         Ohio                 31-1005156
Newport Beach Rehabilitation Center...................................      California               33-275085
Nursing Home, Inc.....................................................      Washington              91-1572371
Oakview Treatment Centers of Kansas, Inc..............................        Kansas                04-2935538
Oasis Mental Health Treatment Center, Inc.............................      California              33-0674542
Orange Rehabilitation Hospital, Inc...................................       Delaware               25-1577331
Pacific Beach Physical Therapy, Inc...................................      California              33-0753831
Paradise Rehabilitation Center, Inc...................................      California              68-0296046
Paso Robles Rehabilitation Center.....................................      California              33-0275086
Peachwood Physical Therapy Corporation................................      California              33-0753831
Pharmacy Factors of California, Inc...................................      California              95-4488888
Pharmacy Factors of Florida, Inc......................................       Florida                59-3086319
Pharmacy Factors of Texas, Inc........................................        Texas                 59-3421095
P.M.N.F. Management, Inc..............................................      New Jersey              22-2470101
Putnam Health Care Corp...............................................    West Virginia             31-0996773
Quality Care Holding Corporation......................................    Massachusetts             04-2981931
Quality Nursing Care of Massachusetts, Inc............................    Massachusetts             04-2981932
Regency Health Services, Inc..........................................       Delaware               33-0210226
Regency High School, Inc..............................................      California              33-0595313
Regency - North Carolina, Inc.........................................    North Carolina            56-1954175
Regency Outpatient Services, Inc......................................      California              33-0753831
Regency Rehab Hospitals, Inc..........................................      California              33-0674540
Regency Rehabilitation Management & Consulting Services, Inc..........      California              33-0737014
Regency Rehab Properties, Inc.........................................      California              95-4576646
Regency - Tennessee, Inc..............................................      Tennessee               33-0690226
RHS Management Corporation............................................      California              33-0267103
Rosewood Rehabilitation Center, Inc...................................      California              68-0296043
Salem Health Care Corp................................................    West Virginia             31-0996769
San Bernardino Rehabilitation Hospital, Inc...........................       Delaware               33-0674540
Savannas Hospital Limited Partnership.................................       Florida                04-2959538
Shandin Hills Rehabilitation Center...................................      California              33-0274086
SHG International Holdings, Inc.......................................       Delaware               85-0447503
Special Medical Services, Inc.........................................        Texas                 75-2269050
Stockton Rehabilitation Center, Inc...................................      California              68-0296045
SunAlliance Healthcare Services, Inc..................................       Delaware               74-2843588
Spofford Land, Inc....................................................    New Hampshire             04-2817522
SunBridge, Inc........................................................      New Mexico              85-0436352
Sun Care Corp.........................................................       Delaware               04-3097714
SunCare Respiratory Services, Inc.....................................       Indiana                35-1812159
SunChoice Medical Supply, Inc.........................................      New Mexico              85-0444598
SunDance Rehabilitation Corporation...................................     Connecticut              06-1310410
SunFactors, Inc.......................................................       Florida                59-3199708
Sun Financing I.......................................................       Delaware         To Be Applied For
Sun Financing II......................................................       Delaware         To Be Applied For
Sun Healthcare Group, Inc.............................................       Delaware                85-0410612
Sun Healthcare, Inc...................................................       Colorado                93-0962981

                                                                             STATE OF          I.R.S. EMPLOYER
                               COMPANY                                    INCORPORATION     IDENTIFICATION NUMBER
----------------------------------------------------------------------  ------------------  ---------------------
Sun Healthcare (Europe) LLC...........................................      New Mexico        To Be Applied For
Sun Lane Purchase Corporation.........................................      New Mexico              85-0447504
Sunmark of New Mexico.................................................      New Mexico              85-0431051
SunPlus Home Health Services, Inc.....................................      California              68-0295781
SunQuest Consulting, Inc..............................................      New Mexico              85-0416094
Sunrise Healthcare Corporation........................................      New Mexico              85-0370802
Sunrise Healthcare of Colorado, Inc...................................       Colorado               84-1270639
Sunrise Healthcare of Florida, Inc....................................       Florida                74-2782684
Sunrise Rehab of Colorado, Inc........................................       Colorado               84-1270638
SunScript Pharmacy Corporation........................................      New Mexico              85-0406441
SunSolution, Inc......................................................       Delaware               85-0447505
SunSpectrum Outpatient Rehabilitation-Concord, Inc....................    Massachusetts             04-3175073
The Mediplex Group, Inc...............................................    Massachusetts             04-2803133
Vista Knoll Rehabilitation Center, Inc................................      California              33-0569625
West Jersey/Mediplex Rehabilitation L.P...............................      New Jersey              74-2734050
Willowview Rehabilitation Center......................................      California              33-0273968
Worcester Nursing Center, Inc.........................................    Massachusetts             04-3335449

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED APRIL 3, 1998

PROSPECTUS
                                 $1,000,000,000
                           SUN HEALTHCARE GROUP, INC.
              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                           COMMON STOCK AND WARRANTS
                             ---------------------
                                SUN FINANCING I
                                SUN FINANCING II
                           TRUST PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                           SUN HEALTHCARE GROUP, INC.
                             ---------------------
                                      AND
               GUARANTEES OF THE GUARANTORS LISTED ON SCHEDULE A

    Sun Healthcare Group, Inc. ("Sun" or the "Company"), a Delaware corporation, may offer from time to time, together or separately, (i) its debt securities (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), consisting of notes, debentures or other secured or unsecured evidences of indebtedness in one or more series, (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of its common stock, par value $0.01 per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares, or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering.

    Sun Financing I and Sun Financing II (each a "Sun Trust"), each a statutory business trust created under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective Sun Trust ("Trust Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities of each of the Sun Trusts out of moneys held by each of the Sun Trusts, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company as described herein (each a "Trust Preferred Securities Guarantee"). See "Description of Trust Preferred Securities Guarantees." The Company's obligations under the Trust Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Sun Trust, or a trustee of such Sun Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein, together the "Trust Securities") of such Sun Trust. The Subordinated Debt Securities purchased by a Sun Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the dissolution of such Sun Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Each of the guarantors listed on Schedule A hereto (the "Subsidiary Guarantors") may, on a joint and several basis, offer full and unconditional guarantees (the "Subsidiary Guarantees") with respect to the Debt Securities of Sun. All subsidiaries of Sun will become Subsidiary Guarantors if required by the indenture governing the Debt Securities.

    The Trust Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the Sun Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities to the extent the Sun Trusts have funds available therefor as described herein.

    Unless otherwise specified in a Prospectus Supplement relating to an issuance of Trust Securities, if Sun fails to make interest or other payments when due on the Debt Securities held by a Sun Trust in connection therewith (taking account of any Extension Period (as defined)), each Declaration provides a mechanism whereby a holder of such Debt Securities may direct the Property Trustee to enforce its rights under such Debt Securities. Notwithstanding the foregoing, in such circumstances a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Debt Securities. In connection with such Direct Action, Sun will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by Sun to such holder of Trust Preferred Securities in such Direct Action. Sun, under the Trust Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Trust Preferred Securities Guarantee on behalf of the holders of the Trust Preferred Securities. If Sun fails to make payments under the Trust Preferred Securities Guarantee, the Trust Preferred Securities Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Sun to enforce such holder's rights to receive payment under the Trust Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. See "Effect of Obligations Under the Debt Securities and the Trust Preferred Securities Guarantee."

                                                        (CONTINUED ON NEXT PAGE)

  SEE "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN
   FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                                  SECURITIES.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
    Prior to issuance there will have been no market for the Securities other than Common Stock, and there can be no assurance that a secondary market for the Securities will develop. This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement. Securities may be offered directly to purchasers or to or through dealers, underwriters or agents designated from time to time, as set forth in this Prospectus Supplement. Net proceeds to the Company and to the Sun Trusts from such sale also will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.
                           --------------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998

(CONTINUED FROM PREVIOUS PAGE)

    The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and the Trust Preferred Securities and the related Trust Preferred Securities Guarantees are collectively called the "Securities." The Securities may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $1,000,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies, currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus Supplement. The Prospectus Supplement relating to any series of Securities will contain information concerning United States federal income tax considerations, if applicable.

    Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as hereinafter defined) of the Company. If the Debt Securities are secured, the security, which may consist of real estate properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, denominations, maturity, subordination terms, if any, any interest rate (which may be fixed or variable) and time of payment of any interest, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, currency or currencies of denomination and payment, if other than U.S. dollars, any security applicable to Debt Securities which are secured, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Trust Preferred Securities, the issuer, designation and number, liquidation preference per Trust Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities and the terms upon which the proceeds of the sale of the Trust Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company; (iii) in the case of Preferred Stock and Depositary Shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other securities, any listing on a securities exchange, the initial public offering price and any other terms; (iv) in the case of Common Stock, the number of shares of Common Stock and the terms of offering thereof; and (v) in the case of Warrants, the designation and number, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants.

    The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "SHG." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Company and/or each of the Sun Trusts may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company and/or any Sun Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.

                                   SCHEDULE A

Accelerated Care Plus, LLC
American Homecare, Inc.
Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Cal-Med, Inc.
Care Enterprises, Inc.
Care Enterprises West
Care Home Health Services
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
HC, Inc.
Heritage Rehabilitation Center
Heritage - Torrance Rehabilitation Center
HTA of New Jersey, Inc.
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Masthead Corporation
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.

Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Orange Rehabilitation Hospital, Inc.
Pacific Beach Physical Therapy, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
Peachwood Physical Therapy Corporation
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
P.M.N.F. Management, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency Health Services, Inc.
Regency High School, Inc.
Regency - North Carolina, Inc.
Regency Outpatient Services, Inc.
Regency Rehab Hospitals, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
Regency - Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
San Bernardino Rehabilitation Hospital, Inc.
Shandin Hills Rehabilitation Center
SHG International Holdings, Inc.
Special Medical Services, Inc.
Stockton Rehabilitation Center, Inc.
SunAlliance Healthcare Services, Inc.
Spofford Land, Inc.
SunBridge, Inc.
Sun Care Corp.
SunCare Respiratory Services, Inc.
SunChoice Medical Supply, Inc.
SunDance Rehabilitation Corporation
SunFactors, Inc.
Sun Financing I
Sun Financing II
Sun Healthcare Group, Inc.
Sun Healthcare, Inc.
Sun Lane Purchase Corporation
Sunmark of New Mexico
SunPlus Home Health Services, Inc.
SunQuest Consulting, Inc.
Sunrise Healthcare Corporation
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
Willowview Rehabilitation Center
Worcester Nursing Center, Inc.

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN BY ANYONE IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                           --------------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Plaza, Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. In addition, such reports and proxy statements can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company, the Sun Trusts and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities and Subsidiary Guarantees offered hereby. This Prospectus, which constitutes a part of the Registration Statement, and any accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Prospectus or any Prospectus Supplement as to the contents of certain documents are not necessarily complete, and, with respect to each such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference.

    No separate financial statements any of the the Sun Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of each of the Sun Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) each of the Sun Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Sun Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declarations of each Sun Trust, the guarantee issued with respect to Trust Preferred Securities issued by that Sun Trust, the Subordinated Debt Securities purchased by that Sun Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. See "Description of Debt Securities" and "Description of Trust Preferred Securities Guarantees."

    The Sun Trusts and Subsidiary Guarantees are not currently subject to the information reporting requirements of the Exchange Act. The Sun Trusts and Subsidiary Guarantees will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 1-12040) are incorporated herein by reference:


    1. Sun Healthcare Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;



    2. The description of Sun Healthcare Group, Inc.'s capital stock contained in Sun Healthcare Group, Inc.'s Registration Statement on Form 10 filed on June 1, 1993, and the description of Sun's Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on June 6, 1995, as amended by Form 8-A/A-1 filed on August 17, 1995.



    3. The description of the Securities in Sun Healthcare Group, Inc.'s Registration Statement on Form 8-A filed on March 20, 1998.


    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and all such documents filed after the date of this Prospectus and prior to the date of the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to 101 Sun Avenue N.E., Albuquerque, New Mexico 87109, Attention: Investor Relations (Telephone: (505) 856-2341).

                                  THE COMPANY

    THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED OR INCORPORATED HEREIN BY REFERENCE. PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH OR REFERRED TO IN THE APPLICABLE PROSPECTUS SUPPLEMENT UNDER THE HEADING "RISK FACTORS." OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, INCLUDING STATEMENTS AS TO FUTURE FINANCIAL PERFORMANCE, CONSTITUTE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, THE WORDS "BELIEVES," "ANTICIPATES," "INTENDS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUN'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED OR REFERRED TO IN THE SECTION SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT UNDER THE HEADING "RISK FACTORS." PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, WHICH SPEAKS ONLY AS OF THE DATE HEREOF. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO "SUN" OR THE "COMPANY" INCLUDE SUN HEALTHCARE GROUP, INC. AND ITS SUBSIDIARIES.

    Sun is a provider of high quality and cost efficient long-term, subacute and related specialty healthcare services. At December 31, 1997, Sun operated 321 long-term and subacute care facilities (which includes assisted living and managed facilities) with 36,655 licensed beds in the United States and 162 long-term care and acute care facilities with 10,448 licensed beds internationally. Sun is a provider of ancillary services to long-term care providers in the United States, including provision of rehabilitation therapy (the provision of physical, occupational and speech therapy), respiratory therapy (the provision of respiratory therapy and the distribution of related equipment and supplies), temporary therapy staffing services and pharmaceutical products and services. Sun provides these services to over 1,500 affiliated and nonaffiliated long-term and subacute care facilities in the United States.

    Sun's inpatient care facilities provide a broad range of healthcare services, including nursing care, subacute care, therapy and other specialized services such as care to patients with Alzheimer's disease. Sun's long-term and subacute care operations have experienced significant growth since Sun's inception in 1989, primarily from acquisitions of additional facilities. Sun believes its inpatient care operations provide it with a platform to expand its therapy and pharmaceutical businesses (which include dispensing pharmaceuticals for such purposes as infusion therapy, pain management, antibiotic therapy and parenteral nutrition) to affiliated and nonaffiliated long-term and subacute care facilities. Sun believes that its expertise in operating long-term and subacute care facilities enables it to provide its therapy and pharmaceutical services more effectively and efficiently than providers without such operating expertise.

    The Company's principal executive offices are located at 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, and its telephone number at such address is
(505) 821-3355.

    SUMMARY OF EFFECT OF OBLIGATIONS UNDER THE DEBT SECURITIES AND THE TRUST
                         PREFERRED SECURITIES GUARANTEE


    The Trust Preferred Securities Guarantees, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration of Trust, including its obligations to pay costs, expenses, debts and liabilities of the Sun Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities.


    Unless otherwise specified in a Prospectus Supplement, if Sun fails to make interest or other payments on the Debt Securities when due (taking account of any Extension Period (as defined)), each Declaration provides a mechanism whereby a holder of the Debt Securities may direct the Property Trustee to enforce its rights under the Debt Securities. Notwithstanding the foregoing, in such circumstances a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Debt Securities. In connection with such Direct Action, Sun will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by Sun to such holder of Trust Preferred Securities in such Direct Action. Sun, under the Trust Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Trust Preferred Securities Guarantee on behalf of the holders of the Trust Preferred Securities. If Sun fails to make payments under the Trust Preferred Securities Guarantee, the Trust Preferred Securities Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Sun to enforce such holder's rights to receive payment under the Trust Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity.

                                   THE TRUSTS

    Each of Sun Financing I and Sun Financing II is a statutory business trust created under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor"), and the Sun Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 7, 1997. Each Sun Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Sun Trust. Each Sun Trust has a term of approximately 55 years, but may dissolve earlier as provided in the Declaration. Each Sun Trust's business and affairs will be conducted by the trustees (the "Sun Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. The holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Sun Trustees of a Sun Trust. The duties and obligations of the Sun Trustees shall be governed by the Declaration of such Sun Trust. A majority of the Sun Trustees (the "Regular Trustees") of each Sun Trust will be persons who are employees or officers of or affiliated with the Company. One Sun Trustee of each Sun Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Sun Trustee of each Sun Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Sun Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each Sun Trust in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Sun Trust shall be 101 Sun Avenue, NE, Albuquerque, New Mexico, 87109.

                                  RISK FACTORS

    See the applicable Prospectus Supplement under the heading "Risk Factors" for a discussion of risks associated with this offering.

                                USE OF PROCEEDS

    Unless otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by the Company for general corporate purposes, which may include refinancings or repayments of indebtedness, acquisitions, capital expenditures, expansion of domestic and international operations, working capital, minority investments, and repurchases and redemptions of securities.

    The Sun Trusts will invest all proceeds received from the sale of its Trust Securities in a particular series of Subordinated Debt Securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated. The Company to date has not issued Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are unchanged from the ratios presented here.


                                                                        YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------
                                                      1992       1993       1994       1995       1996       1997
                                                    ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges................       1.92       3.34       1.76       1.15       1.64       1.65


    The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less than fifty percent owned affiliates. "Earnings" consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, including amounts capitalized, amortization of debt discount and expense, an estimated amount of rental expense that it deemed to be representative of the interest factor and other interest charges.

                         DESCRIPTION OF DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Senior Debt Securities will be issued under an Indenture as supplemented by one or more supplemental indentures (as so supplemented, the "Senior Indenture"), to be entered into between the Company and the trustee named in the Indenture. The Subordinated Debt Securities will be issued under a separate Indenture, as supplemented by one or more supplemental indentures (as so supplemented, the "Subordinated Indenture"), to be entered into between the Company and the trustee named in the Indenture. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Forms of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "Debt Trustees."

    The following summaries of certain material provisions of the Senior Debt Securities, the Subordinated Debt Securities and the Indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Debt Securities, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such Sections, Articles or defined terms shall be incorporated by reference herein or therein, as the case may be. Section and Article references used herein are references to the applicable Indenture. Except as otherwise indicated, the terms of the Senior Indenture and the Subordinated Indenture are identical. Capitalized terms not otherwise defined herein shall have the meanings given to them in the applicable Indenture. In addition, the terms of the Debt Securities include those provisions contained in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act. The Debt Securities are subject to all such terms, and holders of Debt Securities are referred to the applicable Indentures as supplemented and amended and the Trust Indenture Act for a statement thereof.

GENERAL

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate amount from time to time authorized by the Company for each series. (Section 3.1). Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise specified in the Prospectus Supplement, the Subordinated Debt Securities when issued will be unsecured obligations of the Company, subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordinated Indenture) of the Company as described in the applicable Prospectus Supplement. (Section 15.1 of the Subordinated Indenture). If the Debt Securities are secured, the security, which may consist of real estate properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

    In the event Subordinated Debt Securities are issued to a Sun Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Sun Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Sun Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Sun Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Sun Trust.

    Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for a description of the following terms or additional provisions of the Debt Securities: (1) the title of the Debt Securities; (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and the terms of subordination; (3) any limit on the aggregate principal amount of the Debt Securities; (4) whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities shall be issuable in whole or in part in temporary or permanent global form or in the form of Book-Entry Securities and, if so, the circumstances under which any such global securities or Book-Entry Securities may be exchanged for Debt Securities registered in the name of, and any transfer of such global or Book-Entry Securities may be registered to, a Person other than the depository for such temporary or permanent global securities or Book-Entry Securities or its nominee; (5) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (6) the date or dates on which the Debt Securities will mature and the right, if any, to extend such date or dates; (7) the rate or rates per annum at which the Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (8) the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the

Regular Record Date for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid; (9) the right, if any, to extend the interest payment periods and the duration of such extension; (10) any mandatory or optional sinking fund or analogous provisions; (11) each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange; (12) the date, if any, after which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions, which may include with respect to a particular series or particular Debt Securities within a series, a redemption option of Holders upon certain conditions, as defined in the applicable Indenture; (13) the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (14) the currency or currency units of payment of the principal of (and premium, if any) and interest on the Debt Securities; (15) any index used to determine the amount of payments of the principal of (and premium, if any) and interest on the Debt Securities and the manner in which such amounts shall be determined; (16) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into a security or securities of the Company; (17) the terms, pursuant to which such Debt Securities are subject to defeasance;
(18) the terms and conditions, if any, pursuant to which such Debt Securities are secured; (19) the terms and conditions, if any, pursuant to which such Debt Securities are to be guaranteed; (20) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debentures of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (21) provisions granting special rights to the holders of the Debt Securities upon the occurrence of such events as may be specified; and (22) any other term of the Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities. Debt Securities may also be issued under the Indenture upon the exercise of Warrants. See "Description of Warrants."

    Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the Stated Maturity, determined in accordance with the terms of such Debt Security, shall become due and payable. (Sections 3.1 and 5.2). All material United States federal income tax, accounting and other considerations applicable to Debt Securities sold at an original issue discount will be described in the Prospectus Supplement relating thereto. In addition, certain special United States Federal income tax or other considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement relating thereto.

    The Debt Securities of Sun may be fully and unconditionally guaranteed, jointly and severally, by all or a portion of the Subsidiary Guarantors if and to the extent set forth in the Prospectus Supplement. The obligations of each Subsidiary Guarantor under its guarantee, however, may be limited in a manner intended to avoid such guarantee being deemed a fraudulent conveyance under applicable law as described in the applicable Prospectus Supplement.

    Under the Indentures, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created), in an aggregate principal amount determined by the Company. (Section 3.1).

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    Unless otherwise indicated in an applicable Prospectus Supplement, the following provisions will apply.

    Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. (Section 3.1). Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 2.1). The Indentures also will provide that Debt Securities of a series may be issuable in temporary or permanent global form and may be issued as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") or another depository named by the Company and identified in a Prospectus Supplement with respect to such series. See "Global and Book-Entry Debt Securities."

    In connection with its original issuance, no Bearer Security (including a Debt Security exchangeable for a Bearer Security or a Debt Security in global form that is either a Bearer Security or exchangeable for Bearer Securities) shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) (or any comparable successor provisions). In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Debt Security. See "Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities."

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Registered Securities will not be issued in exchange for Bearer Securities. (Section 3.5). Each Bearer Security, and any coupon attached thereto, other than a temporary global Bearer Security will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." A Book-Entry Security may not be registered for transfer or exchange (other than as a whole by the Depository to a nominee or by such nominee to such Depository) unless the Depository or such nominee notifies the Company that it is unwilling or unable to continue as Depository or the Depository ceases to be qualified as required by the applicable Indenture or the Company instructs the Trustee in accordance with the applicable Indenture that such Book-Entry Securities shall be so registrable and exchangeable or there shall have occurred and be continuing an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the Debt Securities evidenced by such Book-Entry Securities or there shall exist such other circumstances if any, as may be specified in the applicable Prospectus Supplement.

    Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented or surrendered for registration of transfer or for exchange (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 10.2).

    In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security being redeemed in part, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security so selected for redemption, except that such Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption. (Section 3.5).

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Bearer Securities will be made, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of such coupon relating to such Interest Payment Date. (Section 10.1). No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of the principal of (and premium, if any) and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2).

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of the principal of (and premium, if any) and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 3.7).

    Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Debt Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or both Registered Securities and Bearer Securities. (Section 10.2). Any Paying Agents outside the United States and any other Paying Agent in the United States initially designated by the Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Debt Securities of such series. (Section 10.2).

    Payments of the principal of (and premium, if any) and interest on Book-Entry Securities registered in the name of any Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. The Company expects that the Depository, upon receipt of any payment of the principal of (and premium, if any) or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such Depository or its nominee. Neither the Company, the Debt Trustee, any Paying Agent nor the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    All moneys paid by the Company to a Paying Agent for the payment of the principal of (and premium, if any) or interest on any Debt Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 10.3).

GLOBAL AND BOOK-ENTRY DEBT SECURITIES

    If so specified in an applicable Prospectus Supplement, the portion of the Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global Debt Securities, without interest coupons, to be deposited with a common depositary in London for the benefit of Euro-clear System ("Euro-clear") and Cedel Bank, Societe Anonyme ("Cedel") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). (Section 3.4). Unless otherwise indicated by an applicable Prospectus Supplement, on or after 40 days following its issuance, each such temporary global Debt Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Debt Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Security (including a Debt Security in permanent global form) delivered in exchange for a portion of a temporary or permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 3.5).

    A person having a beneficial interest in a permanent global Debt Security will, except with respect to payment of the principal of (and premium, if any) and interest on such permanent global Debt Security, be treated as a Holder of such principal amount of Outstanding Debt Securities represented by such permanent global Debt Security as shall be specified in a written statement of the Holder of such permanent global Debt Security or, in the case of a permanent global Debt Security in bearer form, of the operator of Euro-clear or Cedel which is provided to the Trustee by such Person. (Section 2.3).

    If Debt Securities to be sold in the United States are designated by the Company in a Prospectus Supplement as Book-Entry Securities, a global security representing the Book-Entry Securities will be deposited in the name of Cede & Co., as nominee for the Depository representing the securities to be sold in the United States. Upon such deposit of the Book-Entry Securities, the Depository shall credit an account maintained or designated by an institution to be named by the Company or any purchaser of the Debt Securities represented by the Book-Entry Securities with an aggregate amount of Debt Securities equal to the total number of Debt Securities that have been so purchased. The specific terms of any depository arrangement with respect to any portion of a series of Debt Securities to be represented by one or more global securities will be described in the applicable Prospectus Supplement. Beneficial interests in such Debt Securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are Depository participants.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

    Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

    The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. (Section 15.1 of the Subordinated Indenture). In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash, before the Holders of Subordinated Debt Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on Subordinated Debt Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities, which may be payable or deliverable in respect of the Subordinated Debt Securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 15.2 of the Subordinated Indenture).

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover less, ratably, than Holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

    In the event of the acceleration of the maturity of any Subordinated Debt Securities, the Holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of (and premium, if any) or interest on, the Subordinated Debt Securities. (Section 15.3 of the Subordinated Indenture).

    No payments on account of the principal of (and premium, if any) or interest in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof. (Section 15.4 of the Subordinated Indenture). For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than common stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 15.15 of the Subordinated Indenture).

    The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities constitute Senior Debt under the Subordinated Indenture.

    "Senior Debt" is defined to include the principal of (and premium, if any) and interest (including interest accrued on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) on all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the Subordinated Debt Securities, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is (i) for money borrowed, (ii) evidenced by a note or similar instrument given in connection with the acquisition by the Company or any subsidiary of the Company of any businesses, properties or assets of any kind,
(iii) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party, and (iv) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding provides that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities. (Section 1.1 of the Subordinated Indenture).

    The Prospectus Supplement may further describe or replace the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

CERTAIN COVENANTS OF THE COMPANY

    Unless otherwise indicated in an applicable Prospectus Supplement, if Subordinated Debt Securities are issued to a Sun Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Sun Trust and
(i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Trust Preferred Securities Guarantee or Trust Common Securities Guarantee or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

    In the event Subordinated Debt Securities are issued to a Sun Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Sun Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities of such Sun Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause such Sun Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Sun Trust, the redemption of all of the Trust Securities of such Sun Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Sun Trust, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 10.5).

CONVERSION OR EXCHANGE RIGHTS

    The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the Holders of Debt Securities would be subject to adjustment. (Section 3.1 and Article XIV).

SECURITY FOR SECURED DEBT SECURITIES

    The terms and conditions pursuant to which the Debt Securities of any series are secured, a description of the security, which may consist of real estate properties or other assets owned by the Company, and the related mortgage will be set forth in the Prospectus Supplement relating thereto. (Section 3.1).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Unless otherwise indicated in an applicable Prospectus Supplement, the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation and assumes the Company's obligations on the Debt Securities and under the applicable Indenture, and unless after giving effect to such transaction the Company or the successor corporation would not be in default under the applicable Indenture. (Section 8.1).

    Unless otherwise specified in the Prospectus Supplement, the Indentures contain no restrictive covenant that would afford holders of the Debt Securities protection in the event of a change in control or a highly leveraged transaction involving the Company or any of its affiliates.

EVENTS OF DEFAULT

    Unless otherwise indicated in an applicable Prospectus Supplement, the following provisions with respect to Events of Default will apply.

    Any one of the following events will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series: (a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions) provided, however, that a valid extension of the interest payment period shall not constitute a default in the payment of interest for this purpose; (b) failure to pay the principal of (or premium, if any) on any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions) provided, however, that a valid extension of the maturity of such Debt Securities shall not constitute a default for this purpose; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series (in the case of the Subordinated Indenture, whether or not such deposit is prohibited by the subordination provisions); (d) failure to perform any other covenant of the Company in the applicable Indenture or such Debt Security (other than a covenant included in the applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice has been given as provided in the applicable Indenture; (e) if the Debt Securities are convertible into shares of Common Stock, failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of the Debt Securities to convert the Debt Securities into shares of Common Stock;
(f) certain events in bankruptcy, insolvency or reorganization involving the Company; (g) in the event Subordinated Debt Securities are issued to a Sun Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Sun Trust, the voluntary or involuntary dissolution, winding-up or termination of such Sun Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Sun Trust, the redemption of all of the Trust Securities of such Sun Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Sun Trust; or (h) any other Event of Default provided with respect to the Debt Securities of that series. (Section 5.1). No event of default described in clause (a), (b), (c), (d), (e), (g) or (h) above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

    The Indentures provide that if an Event of Default under clauses (a), (b),
(c), (d), (e) or (g) above shall have occurred and be continuing (but in the case of clause (d), only if the Event of Default is with respect to less than all series of Debt Securities then outstanding), either the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of the series affected by such Event of Default (each such series voting as a separate class) may declare the principal (or portion thereof specified in the terms of any series) of all the Debt Securities of such series, together with any accrued interest, to be due and payable immediately. If an Event of Default under clause (d) (but in the case of clause
(d), only if the Event of Default is with respect to all series of Debt Securities then outstanding) (f) above shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding (voting as one class) may declare the principal (or portion thereof specified in the terms of the series) of all the Debt Securities, together with any accrued interest, to be due and payable immediately. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities of each series as was entitled to declare such default (each such series voting as a separate class) or of all the Debt Securities voting as one class, as the case may be. In addition, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities of each series as was entitled to declare such default (each such series voting as a separate class) or of all the Debt Securities voting as one class, as the case may be, except a default in the payment of principal or interest on the Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each Debt Security affected. (Section 5.2).

    Notwithstanding anything in the Indenture to the contrary, the right of any holder of a Debt Security to receive payment of the principal of and interest on such Debt Security, on and after the respective due dates expressed in such Debt Security (as the same may be extended in accordance with the terms of such Debt Security) or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder, including, in the case of a Subordinated Debt Security issued to a Sun Trust, the holders of the Trust Preferred Securities issued by such Sun Trust. In addition, in the case of a Subordinated Debt Security issued to a Sun Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal then a holder of Trust Preferred Securities of such Sun Trust may directly institute a proceeding against the Company for payment.

    The Indentures will provide that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Section 6.1). Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustees or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series. (Section 5.12).

    The Company will be required to furnish to the applicable Debt Trustee annually a statement as to the performance of certain of its obligations under the applicable Indenture and as to any default in such performance. (Section 10.7).

DEFEASANCE AND DISCHARGE

    If so specified with respect to any particular series of Debt Securities, the Company may discharge its indebtedness and its obligations or certain of its obligations under the applicable Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Section 4.3).

    The Indentures will provide that, if so specified with respect to the Debt Securities of any series, the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (including, in the case of Subordinated Debt Securities, the subordination provisions described under "Subordination of Subordinated Debt Securities" herein and, except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies, to hold monies for payment in trust, payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons and, if applicable, conversion of Debt Securities into Common Stock or other securities) upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any sinking fund payments on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of the applicable Indenture and the Debt Securities of such series. (Section 4.6) Such a trust may only be established if, among other things, the Company has delivered to the applicable Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the applicable Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge of Debt Securities of such series, Holders of Debt Securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity. (Section 4.6).

DEFEASANCE OF CERTAIN OBLIGATIONS

    The Indentures will provide that, if so specified with respect to the Debt Securities of any series, the Company may omit to comply with any covenants and certain other provisions (if applicable) applicable to such Debt Securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the irrevocable deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on and any sinking fund payments thereof and in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of principal (and premium, if any) and interest on the Debt Securities of such series on the Stated Maturity of such payments or upon optional redemption and any mandatory sinking fund payments or analogous payments on the Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable Indenture and the Debt Securities of such series. (Sections 4.5 and 4.6). The obligations of the Company under the applicable Indenture and the Debt Securities of such series other than with respect to such covenants or other provisions (if applicable) shall remain in full force and effect. (Section 4.5). Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 4.6).

    In the event the Company exercises its option to omit compliance with the covenants described in any Prospectus Supplement with respect to the Debt Securities of such series and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, then the amount of money and U.S. Government Obligations on deposit with the Debt Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Default. The Company shall in any event remain liable for such payments as provided in the Indentures.

    The Debt Trustee must deliver or pay to the Company from time to time, upon request of the Company, any amounts held by it with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants or investment bank or commercial bank, are in excess of the amount which would then be required to be deposited to effect a satisfaction, discharge or defeasance, as the case may be, with respect to such Securities.

MEETINGS, MODIFICATION AND WAIVER

    Unless otherwise provided in a Prospectus Supplement, the following provisions with respect to Meetings, Modification and Waivers will apply.

    Modifications and amendments of the Indentures may be made by the Company and the Debt Trustee under the applicable Indenture with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities issued under the applicable Indenture and affected by such modification or amendment unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement; provided, however, that no such modification or amendment may, without the consent of each Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Debt Security, (b) reduce the principal amount of (and premium, if any) or interest on, any such Debt Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity thereof, (e) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (g) adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such Debt Security (if applicable), (h) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities, (i) if the Debt Securities are secured, change the terms and conditions pursuant to which the Debt Securities are secured in a manner adverse to the Holders of the secured Debt Securities, (j) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults, (k) reduce the requirements contained in the applicable Indenture for quorum or voting, if any (l) change any obligations of the Company to maintain an office or agency in the places and for the purposes required by the Indentures, or (m) modify any of the above provisions. (Section 9.2).

    Modifications and amendments of the Indentures may be made by the Company and the Debt Trustee under the applicable Indenture without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Debt Securities to be issued by book entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Debt Securities, to change or eliminate any provisions not adversely affecting any interests of Holders of Outstanding Debt Securities in any material respect or to cure any ambiguity or inconsistency.

    The Holders of at least a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture and, if applicable, such Debt Securities, unless a greater percentage of such principal amount is specified in the applicable Prospectus Supplement. (Section 5.13).

    If a Sun Trust or the Property Trustee of a Sun Trust holds a series of Subordinated Debt Securities, no such supplemental indenture which requires the approval of the holders of a certain percentage in aggregate principal amount of Subordinated Debt Securities shall be effective without the approval of the holders of the same percentage of aggregate liquidation preference of Preferred Securities.

    The applicable Indenture will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the amount determined as provided in (i) above.

    The applicable Indenture will contain provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Debt Trustee, and also, upon request, by the Company or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Sections 13.1 and 13.2). Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of a majority in principal amount of the Outstanding Debt Securities of that series; and provided, further, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in the principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution or with respect to a consent or a waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series then, with respect to such action (and only such action) the Holders entitled to vote such lesser or greater percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. (Section 13.4).

NOTICES

    Unless otherwise indicated in an applicable Prospectus Supplement, except as otherwise provided in the applicable Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to Holders of Registered Securities will be given by mail to the address of such Holders as they appear in the Security Register. (Section 1.6).

TITLE

    Unless otherwise indicated in an applicable Prospectus Supplement, title to any temporary global Debt Security, any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Debt Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8).

REPLACEMENT OF DEBT SECURITIES AND COUPONS

    Unless otherwise indicated in an applicable Prospectus Supplement, any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 3.6).

GOVERNING LAW

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indentures, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13).

REGARDING THE DEBT TRUSTEE

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indentures contain limitations on the right of the Debt Trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.10). In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under one of the Indentures it is a creditor of the Company. (Section 6.8). The Company may from time to time maintain deposit accounts and conduct its banking transactions with a Debt Trustee in the ordinary course of business. (Section 6.3).

                   DESCRIPTION OF TRUST PREFERRED SECURITIES


    Each Sun Trust may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Sun Trust authorizes the Regular Trustees of such Sun Trust to issue on behalf of such Sun Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act and will be subject to all such terms made a part of the Declaration by the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by such Sun Trust and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of any Sun Trust for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by such Sun Trust; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by such Sun Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by such Sun Trust shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by such Sun Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Sun Trust to the holders of Trust Preferred Securities of such Sun Trust upon voluntary or involuntary dissolution, winding-up or termination of such Sun Trust; (vi) the obligation, if any, of such Sun Trust to purchase or redeem Trust Preferred Securities issued by such Sun Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by such Sun Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Trust Preferred Securities issued by such Sun Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by one or more Sun Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Sun Trust; (viii) the terms and conditions, if any, upon which Trust Preferred Securities issued by such Sun Trust may be converted into shares of Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities; (x) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by such Sun Trust not inconsistent with the Declaration of such Sun Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company as described below under "Description of Trust Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.


    In connection with the issuance of Trust Preferred Securities, each Sun Trust will issue one series of Trust Common Securities. The Declaration of each Sun Trust authorizes the Regular Trustees of such trust to issue on behalf of such Sun Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities issued by a Sun Trust will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Sun Trustees of a Sun Trust. All of the Trust Common Securities of each Sun Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If an Event of Default under the Declaration of a Sun Trust occurs and is continuing, then the holders of Trust Preferred Securities of such Sun Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of such Sun Trust will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Trust Preferred Securities of such Sun Trust may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Trust Preferred Securities of such Sun Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Trust Preferred Securities Guarantees which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the independent trustee under each Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of the Trust Indenture Act. The terms of each Trust Preferred Securities Guarantee will be those set forth in such Trust Preferred Securities Guarantee and those made part of such Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of the applicable Sun Trust.

GENERAL

    Pursuant to each Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by a Sun Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Sun Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Sun Trust may have or assert. The following payments with respect to Trust Preferred Securities issued by a Sun Trust to the extent not paid by such Sun Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent such Sun Trust shall have funds available therefor; (ii) the redemption price set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such Sun Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by such Sun Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Sun Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent such Sun Trust has funds available therefor and (b) the amount of assets of such Sun Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of such Sun Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the applicable Sun Trust to pay such amounts to such holders.

    Each Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent such Sun Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Sun Trust, such Sun Trust will not pay distributions on the Trust Preferred Securities issued by such Sun Trust and will not have funds available therefor. See "Description of Debt Securities--Certain Covenants of the Company." The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such Sun Trust (other than with respect to the Trust Securities); will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Sun Trusts with respect to the Trust Common Securities (the "Trust Common Securities Guarantees") to the same extent as the Trust Preferred Securities Guarantee, except that upon an event of default under the Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities issued by the applicable Sun Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Preferred Securities Guarantee or the Declaration of such Sun Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required) in any material respect, each Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by applicable Sun Trust. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities of the applicable Sun Trust then outstanding.

TERMINATION

    Each Trust Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by the applicable Sun Trust (a) upon full payment of the Redemption Price of all Trust Preferred Securities of such Sun Trust, (b) upon distribution of the Subordinated Debt Securities held by such Sun Trust to the holders of the Trust Preferred Securities of such Sun Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Sun Trust upon liquidation of such Sun Trust. Each Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by the applicable Sun Trust must restore payment of any sums paid under such Trust Preferred Securities or such Trust Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities or the Trust Preferred Securities Guarantee in contravention of such provisions, such payments shall be paid over to the holders of Senior Indebtedness.

EVENTS OF DEFAULT

    An event of default under a Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of Trust Preferred Securities to convert the Trust Preferred Securities into shares of Common Stock.

    The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities relating to such Trust Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Sun Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such Sun Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEES

    The Trust Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by the applicable Sun Trust by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

    The Trust Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                          DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock (the "Preferred Stock"). As of December 31, 1997, 49,644,707 shares of Common Stock were issued and outstanding, net of 2,053,207 shares of Common Stock held in treasury, and no shares of Preferred Stock were issued and outstanding.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

    The Sun Certificate (as defined herein) authorizes the issuance of up to 5,000,000 shares of preferred stock, par value of $.01 per share, none of which is currently outstanding. Of the 5,000,000 shares of the Company's authorized preferred stock, the Company has reserved for issuance 1,000,000 shares of its Series A Preferred Stock (the "Preferred Stock Purchase Rights") pursuant to the Company's Stockholders' Rights Plan. A description of the Series A Preferred Stock has been incorporated herein by reference to the Company's Registration Statement on Form 8-A. See "Incorporation of Certain Documents By Reference." The Company may issue 450,001 shares of Series B Convertible Preferred Stock in connection with the Company's acquisition of Retirement Care. Specifically, if the RCA Merger occurs, each share of Retirement Care Series F Preferred Stock, of which 338,334 shares were outstanding as of September 30, 1997, would be convertible into one share of Series B Preferred Stock. The Series B Preferred Stock will be convertible into such number of shares of Sun Common Stock that such shares of Retirement Care Series F Preferred Stock would have been converted into if converted immediately prior to the consummation of the RCA Merger. The Series B Preferred Stock will provide voting rights on an as-converted basis, and will be substantially similar in all other respects to the Retirement Care Series F Preferred Stock. The shares of Retirement Care Series F Preferred Stock are convertible into shares of Retirement Care Common Stock at a conversion price equal to the lesser of (a) $7.665625 or (b) 85% of the average closing bid price of the Retirement Care Common Stock for the five trading days prior to the date of conversion. At the time of conversion, the holder is also entitled to additional shares of Retirement Care Common

Stock equal to $10.00 per share of Retirement Care Series F Preferred Stock converted multiplied by 8% per annum from the date of issuance (various dates from September 27 through October 2, 1996) divided by the applicable conversion price.

    The Company's preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series and other terms and provisions as may be contained in the resolutions of the board of directors of the Company providing for their issuance. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith. Thus, the Board of Directors, without Stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change of control of the Company. Among other things, the Preferred Stock may be issued with extraordinary voting, dividend, redemption or conversion rights.

    The following summary contains a description of certain general terms of the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain material provisions of the Preferred Stock is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation (the "Sun Certificate"), and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such Preferred Stock.

RANK

    All series of Preferred Stock rank on a parity with each other and rank senior to Common Stock with respect to payment of dividends and distributions of assets upon liquidation.

DIVIDENDS

    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the board of directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the board of directors. Dividends on any series of Preferred Stock will be cumulative. Accumulations of dividends will not bear interest.

    No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on the Preferred Stock of all series. If full dividends are not so paid, all series of Preferred Stock shall share ratably in the payment of dividends.

CONVERSION AND EXCHANGE

    The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock or exchangeable for another series of Preferred Stock, Common Stock or Debt Securities of the Company. The Common Stock of the Company is described under "Description of Common Stock."

REDEMPTION

    A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series. The board of directors of the Company shall not create a sinking fund for the redemption or purchase of shares of any series of Preferred Stock unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of Preferred Stock shall either then exist or be at the same time created.

    In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the board of directors of the Company, or by any other method determined to be equitable by the board of directors.

    On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Common Stock, distributions upon liquidation in the amount set forth in the Certificate of Designation or the Prospectus Supplement, as applicable, relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series and all other series of Preferred Stock will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

    At every meeting of stockholders, the holders of Preferred Stock shall have the right with the holders of Common Stock, voting as a single class, to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of one vote for each share of Preferred Stock or Common Stock held. If at the time of any meeting of shareholders, dividends on all series of Preferred Stock then outstanding are in arrears in an aggregate amount equal to six quarterly dividends, then the shares of all series of Preferred Stock then outstanding, voting separately as a class, will have the right at each meeting of stockholders thereafter held to elect two of the total directors to be selected at such meeting until all arrearages of dividends accumulated on all series of Preferred Stock for all preceding dividend periods shall have been paid or declared or set apart for payment. While holders of Preferred Stock voting as a class are entitled to elect two directors they are not entitled to vote on the election of any other directors. Whenever all arrearages of dividends have been paid or declared and set apart for payment, the tenure of all directors so elected by them will automatically terminate.

TRANSFER AGENT AND REGISTRAR

    The transfer agent for each series of Preferred Stock will be described in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

    The holders of shares of Common Stock have one vote per share on all matters to be voted upon by stockholders. Subject to any preferences, voting powers, qualifications and special or relative rights or privileges of any holders of preferred stock, holders of Common Stock are entitled, among other things, to dividends if, when and as declared from time to time by the Board of Directors out of assets legally available therefor after payment of debts and expenses. Sun's ability to pay dividends is restricted by the terms of its existing credit facility and agreements governing certain outstanding indebtedness of the Company. With the exception of the rights issued pursuant to the Company's Stockholders' Rights Plan, holders of shares of Common Stock have no preemptive or other rights to subscribe for additional shares. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Upon the voluntary or involuntary liquidation of Sun, holders of Common Stock are entitled to receive all remaining assets of Sun available for distribution to stockholders after payment of preference amounts owed to holders of any preferred stock.

    All of the outstanding shares of Common Stock are fully paid and nonassessable.

    The shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting can elect all the directors if they so choose, and, in such event, the holders of the remaining shares cannot elect any directors. No stockholder owns more than 50% of the outstanding Common Stock.

CERTAIN PROVISIONS OF THE SUN CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE
  GENERAL CORPORATION LAW

    The Sun Certificate provides for a board of directors with three classes consisting as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. A classified board of directors could make it more difficult for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the board of directors. Staggered terms moderate the pace of changes in the board of directors by extending the minimum time required to elect a majority of directors to two years.

    The Sun Certificate provides that any action required or permitted to be taken by stockholders shall be taken only at a duly called special or annual meeting of the stockholders. Stockholders have no authority to take action by written consent unless approved in advance by Sun's Board of Directors. The Sun Certificate also provides that special meetings of the common stockholders of Sun may be called only by the Chairman, President or a majority of Sun's Board of Directors.

    The Sun Certificate limits the personal liability of each Sun director to Sun or its stockholders for monetary damages for breach of his fiduciary duty as a director except to the extent such limitation of liability is not permitted under the Delaware General Corporation Law (the "DGCL"). The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payment of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

    Section 203 of the DGCL, which is currently applicable to Sun, prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exemptions (i) the business combination is approved by the board of directors prior to the date the interested stockholder attained such status, and authorized by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholders or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of Sun in the transaction in which the person or entity became an interested stockholder. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three years immediately preceding a business combination did own 15% or more of the corporation's outstanding voting stock.

TRANSFER AGENT

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C. located in Ridgefield Park, New Jersey.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

    The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

    Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF STOCK

    If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary Shares will be redeemed by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary.

WITHDRAWAL OF STOCK

    Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least the amount of the Depositary Shares then outstanding representing the minimum amount of Preferred Stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if
(i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or Common Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

    The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $60,000,000.

MISCELLANEOUS

    The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

    Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                            DESCRIPTION OF WARRANTS

    The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, including Preferred Stock represented by Depositary Shares ("Preferred Stock Warrants"), Common Stock ("Common Stock Warrants"), or any combination thereof. Warrants may be issued independently or together with any Securities and may be attached to or separate from such

Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto.

DEBT WARRANTS

    The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the certificates representing such Debt Warrants, including the following:
(1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued;
(4) the currency or currencies, including composite currencies or currency units, in which the price of such Debt Warrants may be payable; (5) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (6) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (7) the currency or currencies, including composite currencies or currency units, in which the principal of or any premium or interest on the Debt Securities purchasable upon exercise of such Debt Warrants will be payable; (8) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (9) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which such principal amount of Debt Securities may be purchased upon such exercise; (10) the date on which the right to exercise such Debt Warrants will commence, and the date on which such right will expire; (11) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (12) a discussion of any material federal income tax considerations; and (13) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

    Certificates representing Debt Warrants will be exchangeable for new certificates representing Debt Warrants of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights as holders of the Debt Securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium or interest on the Debt Securities purchasable upon such exercise.

PREFERRED STOCK WARRANTS

    The applicable Prospectus Supplement will describe the terms of Preferred Stock Warrants offered thereby, the Warrant Agreement relating to such Preferred Stock Warrants and the certificates representing such Preferred Stock Warrants, including the following: (1) the title of such Preferred Stock Warrants; (2) the aggregate number of such Preferred Stock Warrants; (3) the price or prices at which such Preferred Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Preferred Stock Warrants may be payable; (5) the designation, number of shares and terms (including, among others, dividend, liquidation, redemption and voting rights) of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon exercise of such Preferred Stock Warrants, and the procedures and conditions relating to the exercise of such Preferred Stock Warrants; (6) the designation and terms of any related Securities of the Company with which such Warrants are issued, and the number of such Preferred Stock Warrants issued with each such Security; (7) the date, if any, on and after which such Preferred Stock Warrants and the related Securities will be separately transferable; (8) the maximum or minimum number of Preferred Stock Warrants which may be exercised at any time; (9) if applicable, a discussion of any material federal income tax considerations; and (10) any other terms of such Preferred Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Preferred Stock Warrants.

    Certificates representing Preferred Stock Warrants will be exchangeable for new certificates representing Preferred Stock Warrants of different denominations, and Preferred Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any office indicated in the Prospectus

Supplement. Prior to the exercise of their Preferred Stock Warrants, holders of such Preferred Stock Warrants will not have any of the rights as holders of the Preferred Stock purchasable upon such exercise and will not be entitled to any dividend payments, liquidation premiums or voting rights of the Preferred Stock (including Preferred Stock represented by Depositary Shares) purchasable upon such exercise.

COMMON STOCK WARRANTS

    The applicable Prospectus Supplement will describe the terms of any Common Stock Warrants, the Warrant Agreement relating to such Common Stock Warrants and the certificates representing such Common Stock Warrants in respect of which this Prospectus is being delivered which may include: (1) the title of such Common Stock Warrants; (2) the aggregate number of such Common Stock Warrants;
(3) the price or prices at which such Common Stock Warrants will be issued; (4) the currency or currencies, including composite currencies or currency units, in which the price of such Common Stock Warrants may be payable; (5) if applicable, the designation and terms of any related Security with which such Common Stock Warrants are issued, and the number of such Common Stock Warrants issued with each such related Security; (6) if applicable, the date on and after which such Common Stock Warrants and the related Security will be separately transferable;
(7) the date on which the right to exercise such Common Stock Warrants will commence, and the date on which such right will expire; (8) the maximum or minimum number of such Common Stock Warrants which may be exercised at any time;
(9) if applicable, a discussion of any material federal income tax considerations; and (10) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

    Certificates representing Common Stock Warrants will be exchangeable for new certificates representing Common Stock Warrants of different denominations, and Common Stock Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Common Stock Warrants, holders of Common Stock Warrants will not have any of the rights as holders of Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Common Stock purchasable upon such exercise.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the certificate representing the Warrants properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining Warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

                EFFECT OF OBLIGATIONS UNDER THE DEBT SECURITIES
                  AND THE TRUST PREFERRED SECURITIES GUARANTEE

    As set forth in the Declarations, the sole purpose of each Trust is to issue the Trust Securities evidencing undivided beneficial interest in the assets of such Trust and to invest the proceeds from such issuance and sale in Debt Securities.

    Unless otherwise specified in the Prospectus Supplement, as long as payments of interest and other payments are made when due on the Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Preferred Securities because of the following factors: (i) the aggregate principal amount of Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities; (iii) Sun shall pay all, and each Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and
(iv) each Declaration further provides that Sun Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Unless otherwise specified in the Prospectus Supplement, payments or distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by Sun as described herein under "Description of Trust Preferred Securities Guarantees." If Sun does not make interest payments on the Debt Securities purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Trust Preferred Securities Guarantee is a full guarantee on a subordinated basis with respect to the Trust Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Trust Preferred Securities Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that Sun has made a payment of interest or principal on the Debt Securities held by the Trust as its sole asset. The Trust Preferred Securities Guarantee, when taken together with Sun's obligations under the Debt Securities and the Indenture with respect thereto and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Trust Preferred Securities.

    Unless otherwise specified in the Prospectus Supplement, if Sun fails to make interest or other payments on the Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Trust Preferred Securities may direct the Property Trustee to enforce its rights under the Debt Securities. Notwithstanding the foregoing, in such circumstances a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Debt Securities. In connection with such Direct Action, Sun will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by Sun to such holder of Trust Preferred Securities in such Direct Action. Sun, under the Trust Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Trust Preferred Securities Guarantee on behalf of the holders of the Trust Preferred Securities. If Sun fails to make payments under the Trust Preferred Securities Guarantee, the Trust Preferred Securities Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Sun to enforce such holder's right to receive payment under the Preferred Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee, or any other person or entity.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    In compliance with United States federal tax laws and regulations, Bearer Securities (including Debt Securities that are exchangeable for Bearer Securities and Debt Securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons
(each as defined below) except as otherwise permitted by Treasury Regulation
Section 1.163-5(c)(2)(i)(D) including offers and sales to offices located outside the United States of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)) which agree in writing to comply with the requirements of Section 165(j)(3)(A),(B) or (C) of the Code, as defined below, and the regulations thereunder, and any underwriters, agents and dealers participating in the offering of

Debt Securities must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the Debt Securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the Debt Securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). Furthermore, the owner of the obligation (or the financial institution or clearing organization through which the owner holds the obligation) must certify to the Company that the owner is not a United States Person. Bearer Securities and any coupons attached hereto will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws.

    As used herein, "United States person" means (i) an individual who is, for United States Federal income tax purposes, a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) an estate the income of which is subject to United States Federal income taxation regardless of its source, or (iv) a trust, the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust and "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

                              PLAN OF DISTRIBUTION

    The Company may sell any series of Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Subsidiary Guarantees and Warrants and the Sun Trusts may sell the Preferred Securities being offered hereby, to or through underwriters or dealers, directly to other purchasers, or through agents. The Prospectus Supplement with respect to the Securities and Subsidiary Guarantees, if any, will set forth the terms of the offering of the Securities and Subsidiary Guarantees, if any, including the name or names of any underwriters, dealers or agents, the price of the offered Securities and Subsidiary Guarantees, if any, and the net proceeds to the Company from such sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

    If underwriters are used in the sale, the Securities and Subsidiary Guarantees, if any, will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of Securities and Subsidiary Guarantees, if any, will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Securities and Subsidiary Guarantees, if any, will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities and Subsidiary Guarantees, if any, if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If a dealer is utilized in the sale of any Securities and Subsidiary Guarantees, if any, in respect of which this Prospectus is delivered, the Company and/or, if applicable, any Sun Trust will sell such Securities and Subsidiary Guarantees, if any, to the dealer, as principal. The dealer may then resell such Securities and Subsidiary Guarantees, if any, to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Securities and Subsidiary Guarantees, if any, may be sold directly by the Company and/or, if applicable, any Sun Trust to one or more institutional purchasers, or through agents designated by the Company and/or, if applicable, any Sun Trust from time to time, at a fixed price, or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Securities and Subsidiary Guarantees, if any, will be named, and any commissions payable by the Company and/or, if applicable, any Sun Trust to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    In connection with the sale of the Securities and Subsidiary Guarantees, if any, underwriters or agents may receive compensation from the Company and/or, if applicable, any Sun Trust or from purchasers of Securities and Subsidiary Guarantees, if any, for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Securities and Subsidiary Guarantees, if any, may be deemed to be underwriters, and any discounts or commissions received by them from the Company and/or, if applicable, any Sun Trust and any profit on the resale of the Securities and Subsidiary Guarantees, if any, by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    Each underwriter, dealer and agent participating in the distribution of any Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Debt Securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). See "Limitations on Issuance of Bearer Securities."

    Each series of Securities and Subsidiary Guarantees, if any, will be a new issue with no established trading market, other than the Common Stock which is listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom Securities and Subsidiary Guarantees, if any, are sold by the Company or the Sun Trusts for public offering and sale may make a market in such Securities and Subsidiary Guarantees, if any, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities and Subsidiary Guarantees, if any.

    Agents, dealers, and underwriters may be entitled under agreements entered into with the Company and/or any Sun Trust to indemnification by the Company and/or any Sun Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the Securities offered will be passed upon for the Company by Shearman & Sterling, San Francisco, California. The validity of the Securities will be passed upon for the Sun Trusts by Richards, Layton & Finger, Wilmington, Delaware.

                                    EXPERTS

    The audited consolidated financial statements and schedules of Sun Healthcare Group, Inc, and subsidiaries included in this prospectus and elsewhere in the registration statement and the financial statements of Golden Care, Inc. for the year ended December 31, 1994 included in the Sun's Current Report on Form 8-K filed with Securities and Exchange Commission on March 28, 1997 and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant, in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee.............  $ 303,030
Blue Sky fees and expenses......................................      5,000
Rating agency fees..............................................    200,000
Legal fees and expenses.........................................    500,000
Printing........................................................    250,000
Accounting fees and expenses....................................    150,000
Miscellaneous...................................................     91,970
                                                                  ---------
    TOTAL.......................................................  $1,500,000
                                                                  ---------
                                                                  ---------

------------------------

* All amounts listed above, except for the registration fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

    Sun's Certificate of Incorporation limits the personal liability of directors to Sun or its stockholders for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for liability for payments of dividends or stock purchases or redemptions in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

    In addition, Sun's Bylaws provide that Sun shall indemnify any and all of its directors, or former directors, to the fullest extent permitted by law against claims and liabilities to which such persons may become subject. The DGCL provides that indemnification is permissible only when the director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The DGCL also permits indemnification in respect of any claim, issue, or matter as to which such person shall have been adjudicated to be liable to the corporation to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Sun has also entered into indemnification agreements with certain of its officers and with its directors, and also provides insurance coverage to such parties.

ITEM 16.  EXHIBITS


EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
        1        The forms of Underwriting Agreement will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
        3(a)     Certificate of Incorporation of Sun Healthcare Group, Inc. (incorporated herein by reference from an Exhibit to Sun's Registration Statement on Form S-1 (No.
                   33-62670)).
        3(b)     Certificate of Amendment to Certificate of Incorporation dated April 15, 1993
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended March 31, 1996).
        3(c)     Certificate of Amendment to Certificate of Incorporation dated June 23, 1994
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended September 30, 1994).
        3(d)     Bylaws of Sun Healthcare Group, Inc., as amended, (incorporated herein by reference from Exhibits to Sun's Registration Statement on Form S-1 (No.
                   33-62670) and Sun's Registration Statement on Form S-1 (No. 33-77870)).
        3(e)*    Certificate of Trust of Sun Financing I.
        3(f)*    Certificate of Trust of Sun Financing II.
        4(a)     Form of Indenture for Senior Debt Securities between the Company and
                   [          ], as Trustee.
        4(b)     Form of Indenture for Subordinated Debt Securities between the Company and
                   [          ], as Trustee.
        4(c)     The form or forms of Securities with respect to each particular series of
                   Securities registered hereunder will be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.
        4(d)*    Form of Amended and Restated Declaration of Trust of Sun Financing I.
        4(e)*    Form of Amended and Restated Declaration of Trust of Sun Financing II.
        4(f)*    Form of Supplemental Indenture to be used in connection with the issuance of
                   Subordinated Debt Securities and Trust Preferred Securities.
        4(g)*    Form of Preferred Securities Guarantee for the benefit of the holders of Trust
                   Preferred Securities of Sun Financing I.
        4(h)*    Form of Preferred Securities Guarantee for the benefit of the holders of Trust
                   Preferred Securities of Sun Financing II.
        4(i)     Form of Rights Agreement dated as of June 2, 1995 between Sun and Boatmen's Trust
                   Company (incorporated by reference from an Exhibit to Sun's Form 8-A filed June
                   6, 1995).
        4(j)     First Amendment to the Rights Agreement dated as of August 11, 1995 between Sun and Boatmen's Trust Company (incorporated by reference from an Exhibit to Sun's
                   Form 8-A/1 filed August 17, 1995).
        5(a)*    Opinion of Richards, Layton & Finger with respect to Sun Financing I.
        5(b)*    Opinion of Richards, Layton & Finger with respect to Sun Financing II.
        5(c)     Opinion of Shearman & Sterling.
       12        Statement regarding Computation of Ratios of Earnings to Fixed Charges.
       23(a)     Consent of Arthur Andersen LLP, Independent Public Accountants.
       23(b)*    Consents of Richards, Layton & Finger (included in Exhibit 5(a) and 5(b)).
       23(c)     Consent of Shearman & Sterling (included in Exhibit 5(c)).
       24(a)*    Powers of Attorney relating to Sun Healthcare Group, Inc. for Andrew L. Turner,
                   John E. Bingham, Zev Karkomi, Robert A. Levin, Mark G. Wimer, James R. Tolbert,
                   Lois E. Silverman, R. James Woolsey, Martin G. Mand and Warren C. Schelling.

EXHIBIT NUMBER                                DESCRIPTION OF EXHIBITS
---------------  ---------------------------------------------------------------------------------
       24(b)*    Powers of Attorney relating to the Subsidiary Guarantors (included on pages II-4 to II-7 of this Registration Statement).
       24(c)*    Powers of Attorney relating to Sun Financing I and Sun Financing II for Robert F.
                   Murphy and Robert D. Woltil.
       25(a)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Senior Indenture.
       25(b)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Subordinated Indenture.
       25(c)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing I.
       25(d)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing II.
       25(e)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Preferred
                   Securities of Sun Financing I.
       25(f)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Preferred
                   Securities of Sun Financing II.


------------------------

 *  Previously filed.

ITEM 17.  UNDERTAKINGS

    The undersigned Registrants hereby undertake:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement;

        (b) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of Sun's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses is incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    2.  The undersigned Registrants hereby undertake:

        (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(b) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 3rd day of April, 1998.


                                SUN HEALTHCARE GROUP, INC.

                                By:                      *
                                     -----------------------------------------
                                                   Mark G. Wimer
                                       PRESIDENT AND CHIEF OPERATING OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 has been signed below by the following person in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints each of Robert Murphy and Robert D. Woltil, as his attorney-in-fact to sign this Registration Statement on his behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 Chairman of the Board and      April 3, 1998
 ----------------------------     Chief Executive Officer
       Andrew L. Turner           of Sun Healthcare Group,
                                  Inc.

              *                 President, Chief Operating     April 3, 1998
 ----------------------------     Officer and Director of
        Mark G. Wimer             Sun Healthcare Group,
                                  Inc.; Director of
                                  Worcester Nursing
                                  Center, Inc., SunBridge,
                                  Inc. and each subsidiary
                                  listed on Annex B

     /s/ ROBERT D. WOLTIL       Chief Financial Officer        April 3, 1998
 ----------------------------     and Director of Sun
       Robert D. Woltil           Healthcare Group, Inc.;
                                  President, Chief
                                  Financial Officer and
                                  Director of Regency
                                  Health Services, Inc.,
                                  Sun Lane Purchase
                                  Corporation, Masthead
                                  Corporation, SunMark of
                                  New Mexico, Inc. and SHG
                                  International Holdings,
                                  Inc.; Chief Financial
                                  Officer and Director of
                                  SunQuest Consulting,
                                  Inc. and Worcester
                                  Nursing Center, Inc.;
                                  Chief Financial Officer
                                  of Cal Med, Inc. (both
                                  on behalf of Cal-Med,
                                  Inc. and as a member of
                                  Accelerated Care Plus,
                                  LLC), HC, Inc. (both on
                                  behalf of HC Inc. and as
                                  a member of Accelerated
                                  Care Plus, LLC) and each
                                  subsidiary listed on
                                  Annex A; and Director of
                                  SunBridge, Inc.,
                                  SunSolution, Inc. and
                                  each subsidiary listed
                                  on Annexes B, C, D, and
                                  E; Chief Financial
                                  Officer of Mediplex
                                  Management of Port St.
                                  Lucie, Inc., as General
                                  Partner of Savannas
                                  Hospital Limited
                                  Partnership; Chief
                                  Financial Officer of
                                  Mediplex of New Jersey,
                                  Inc., as General Partner
                                  of West Jersey/Mediplex
                                  Rehabilitation L.P.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 Vice President, Corporate      April 3, 1998
 ----------------------------     Controller of Sun
      William C. Warrick          Healthcare Group, Inc.,
                                  (both on behalf of Sun
                                  Healthcare Group, Inc.
                                  and as the sole member
                                  of Sun Healthcare
                                  (Europe) LLC); and Vice
                                  President and Controller
                                  of Regency Health
                                  Services, Inc. and each
                                  subsidiary listed in
                                  Annex A

              *                 Senior Vice                    April 3, 1998
 ----------------------------     President/Rehabilitation
       Robert A. Levin            Services and Director of
                                  Sun Healthcare Group,
                                  Inc.; President and
                                  Director of HTA of New
                                  Jersey, Inc.; Director
                                  of SunSolution, Inc.,
                                  SunQuest Consulting,
                                  Inc. and each subsidiary
                                  listed on Annex D

              *                 Senior Vice                    April 3, 1998
 ----------------------------     President/Pharmaceutical
     Warren C. Schelling          Services and Director of
                                  Sun Healthcare Group,
                                  Inc.; and President and
                                  Director of each
                                  subsidiary listed on
                                  Annex C

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
         Zev Karkomi

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
       John E. Bingaman

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
    James R. Tolbert, III

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
      Lois E. Silverman

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
       R. James Woolsey

              *                 Director of Sun Healthcare     April 3, 1998
 ----------------------------     Group, Inc.
        Martin G. Mand

              *                 President of Worcester         April 3, 1998
 ----------------------------     Nursing Center, Inc. and
         Dale Zulauf              each subsidiary listed
                                  on Annex B

              *                 President of Pharmacy          April 3, 1998
 ----------------------------     Factors of California,
        Michael Slice             Inc., Pharmacy Factors
                                  of Florida, Inc.,
                                  Pharmacy Factors of
                                  Texas, Inc. and
                                  SunFactors, Inc.

              *                 President of each              April 3, 1998
 ----------------------------     Subsidiary listed on
         David Kniess             Annex F.

              *                 President and Chief            April 3, 1998
 ----------------------------     Executive Officer of
         Jerry Meyer              SunBridge, Inc.

              *                 President and Chief            April 3, 1998
 ----------------------------     Executive Officer of Sun
         Tom R. Futch             Care Respiratory
                                  Services, Inc.

              *                 President of SunQuest          April 3, 1998
 ----------------------------     Consulting, Inc.
    Michael S. Westmiller

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *                 President of First Class       April 3, 1998
 ----------------------------     Pharmacy, Inc. and
       John W. Driscoll           Sunscript Pharmacy
                                  Corporation

              *                 Director of Regency Health     April 3, 1998
 ----------------------------     Services, Inc., SHG
       Robert F. Murphy           International Holdings,
                                  Inc. and Sunmark of New
                                  Mexico, Inc.

              *                 President and Chief            April 3, 1998
 ----------------------------     Executive Officer of
       Peter Steenblock           SunAlliance Health
                                  Services, Inc. and
                                  Director of Golan
                                  Healthcare Group, Inc.

              *                 Director of Masthead           April 3, 1998
 ----------------------------     Corporation and Sun Lane
        Julie Collins             Purchase Corporation

              *                 President, Chief Executive     April 3, 1998
 ----------------------------     Officer and Director of
      Timothy J. Coburn           Golan Healthcare Group,
                                  Inc.

              *                 President of Sun Choice        April 3, 1998
 ----------------------------     Medical Supply, Inc.
        Ray Fitchette

              *                 President and Director of      April 3, 1998
 ----------------------------     Sun Solution, Inc.
        Kenneth Noonan

              *                 President of SunPlus Home      April 3, 1998
 ----------------------------     Health Services, Inc.,
       Jennifer Clarke            Americare Homecare, Inc.
                                  and Care Home Health
                                  Services.

              *                 President of each              April 3, 1998
 ----------------------------     subsidiary listed on
        Larry Steudle             Annex E.

              *                 Director of each               April 3, 1998
 ----------------------------     subsidiary listed on
       M. Scott Athans            Annex E.

                                Director of Golan
 ----------------------------     Healthcare Group, Inc.
      J. Kevin Shushtari


*By:    /s/ ROBERT D. WOLTIL
       -----------------------
          Robert D. Woltil

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each of Sun Financing I and Sun Financing II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico on the 3rd day of April, 1998.


                                SUN FINANCING I

                                By:  **
                                     -----------------------------------------
                                     Name: Robert D. Woltil
                                     Title: Regular Trustee

                                By:  **
                                     -----------------------------------------
                                     Name: Robert F. Murphy
                                     Title: Regular Trustee

                                **By: /S/ ROBERT F. MURPHY
                                 --------------------------------------------
                                       Attorney-in-Fact

                                SUN FINANCING II

                                By:  ***
                                     -----------------------------------------
                                     Name: Robert D. Woltil
                                     Title: Regular Trustee

                                By:  ***
                                     -----------------------------------------
                                     Name: Robert F. Murphy
                                     Title: Regular Trustee

                                ***By: /S/ ROBERT F. MURPHY
                                 --------------------------------------------
                                       Attorney-in-Fact

                                    ANNEX A

Americare Homecare
Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Care Enterprises, Inc.
Care Enterprises West
Care Home Health Services
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Fairfield Rehabilitation Center
First Class Pharmacy, Inc.
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Golan Healthcare Group, Inc.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
Heritage Rehabilitation Center
Heritage-Torrance Rehabilitation Center
HTA of New Jersey, Inc.
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.

                               ANNEX A CONTINUED

Mediplex of Kentucky, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New Jersey, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.
Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Orange Rehabilitation Hospital, Inc.
Pacific Beach Physical Therapy, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
Peachwood Physical Therapy Corporation
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
P.M.N.F. Management, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency High School, Inc.
Regency-North Carolina, Inc.
Regency Outpatient Services, Inc.
Regency Rehab Hospitals, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
Regency-Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
San Bernadino Rehabilitation Hospital, Inc.
SCRS & Communicology, Inc. of Ohio
Shandin Hills Rehabilitation Center
SHG International Holdings, Inc.
Special Medical Services, Inc.
Spofford Land, Inc.
Stockton Rehabilitation Center, Inc.
SunAlliance Healthcare Services, Inc.
SunBridge, Inc.
Sun Care Corp
SunCare Respiratory Services, Inc.

                               ANNEX A CONTINUED

SunChoice Medical Supply, Inc.
SunDance Rehabilitation Corporation
SunFactors, Inc.
Sun Healthcare, Inc.
Sunmark of New Mexico
SunPlus Home Health Services, Inc.
SunQuest Consulting, Inc.
Sunrise Healthcare Corporation
Sunrise Healthcare of Colorado, Inc.
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
SunScript Pharmacy Corporation
SunSolution, Inc.
SunSpectrum Outpatient Rehabilitation-Concord, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
Willowview Rehabilitation Center

                                    ANNEX B

Americare of West Virginia, Inc.
Bay Colony Health Service, Inc.
Beckley Health Care Corp.
Bergen Eldercare, Inc.
Braswell Enterprises, Inc.
Brittany Rehabilitation Center, Inc.
Care Enterprises, Inc.
Care Enterprises West
Carmichael Rehabilitation Center
Circleville Health Care Corp.
Clipper Home of North Conway, Inc.
Clipper Home of Portsmouth, Inc.
Clipper Home of Rochester, Inc.
Clipper Home of Wolfeboro, Inc.
Coalinga Rehabilitation Center
Community Re-Entry Services of Cortland, Inc.
Covina Rehabilitation Center
Dunbar Health Care Corp.
Evergreen Rehabilitation Center
Fairfield Rehabilitation Center
Fullerton Rehabilitation Center
G-WZ of Stamford, Inc.
Glendora Rehabilitation Center
Glenville Health Care Corp.
Goodwin Nursing Home, Inc.
Grand Terrace Rehabilitation Center
Hallmark Health Services, Inc.
Harbor View Rehabilitation Center
Hawthorne Rehabilitation Center
Heritage Rehabilitation Center
Heritage-Torrance Rehabilitation Center
Huntington Beach Convalescent Hospital
Jackson Rehabilitation Center, Inc.
Linda-Mar Rehabilitation Center
Living Services, Inc.
LTC Staffinders, Inc.
Manatee Springs Nursing Center, Inc.
Marion Health Care Corp.
Meadowbrook Rehabilitation Center
Mediplex Atlanta Rehabilitation Institute, Inc.
Mediplex Management, Inc.
Mediplex Management of Palm Beach County, Inc.
Mediplex Management of Texas, Inc.
Mediplex of Concord, Inc.
Mediplex of Connecticut, Inc.
Mediplex of Maryland, Inc.
Mediplex of Massachusetts, Inc.
Mediplex of New Hampshire, Inc.
Mediplex of New York, Inc.
Mediplex of Ohio, Inc.

                               ANNEX B CONTINUED

Mediplex of Tennessee, Inc.
Mediplex of Virginia, Inc.
Mediplex Rehabilitation of Massachusetts, Inc.
New Bedford Nursing Center, Inc.
New Lexington Health Care Corp.
Newport Beach Rehabilitation Center
Nursing Home, Inc.
Oakview Treatment Centers of Kansas, Inc.
Oasis Mental Health Treatment Center, Inc.
Paradise Rehabilitation Center, Inc.
Paso Robles Rehabilitation Center
P.M.N.F. Managment, Inc.
Putnam Health Care Corp.
Quality Care Holding Corporation
Quality Nursing Care of Massachusetts, Inc.
Regency High School, Inc.
Regency-North Carolina, Inc.
Regency-Tennessee, Inc.
RHS Management Corporation
Rosewood Rehabilitation Center, Inc.
Salem Health Care Corp.
Shandin Hills Rehabilitation Center
Spofford Land, Inc.
Stockton Rehabilitation Center, Inc.
Sun Care Corp
Sun Healthcare, Inc.
Sunrise Healthcare Corporation
Sunrise Healthcare of Florida, Inc.
Sunrise Rehab of Colorado, Inc.
The Mediplex Group, Inc.
Vista Knoll Rehabilitation Center, Inc.
Willowview Rehabilitation Center

                                    ANNEX C

Americare Homecare, Inc.
Care Home Health Services
First Class Pharmacy, Inc.
Pharmacy Factors of California, Inc.
Pharmacy Factors of Florida, Inc.
Pharmacy Factors of Texas, Inc.
SunChoice Medical Supply, Inc.
Sun Factors, Inc.
SunPlus Home Health Services, Inc.
Sunscript Pharmacy Corporation

                                    ANNEX D

Cal-Med, Inc.
Golan Healthcare Group, Inc.
HC, Inc.
HTA of New Jersey, Inc.
Pacific Beach Physical Therapy, Inc.
Peachwood Physical Therapy Corporation
Regency Outpatient Services, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
SCRS & Communicology, Inc. of Ohio
Special Medical Services, Inc.
SunAlliance Healthcare Services, Inc.
Sun Care Respiratory Services, Inc.
SunDance Rehabilitation Corporation
SunSpectrum Outpatient Rehabilitation-Concord, Inc.

                                    ANNEX E

Mediplex of Kentucky, Inc.
Orange Rehabilitation Hospital, Inc.
Regency Rehab Hospitals, Inc.
San Bernadino Rehabilitation Hospital, Inc.
Sunrise Healthcare of Colorado, Inc.

                                    ANNEX F

Cal-Med, Inc.
HC, Inc.
Pacific Beach Physical Therapy, Inc.
Peachwood Physical Therapy Corporation
Regency Outpatient Services, Inc.
Regency Rehabilitation Management & Consulting Services, Inc.
Regency Rehab Properties, Inc.
SCRS & Communicology, Inc. of Ohio
Special Medical Services, Inc.
SunDance Rehabilitation Corporation
SunSpectrum Outpatient Rehabilitation-Concord, Inc.

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                      DESCRIPTION
---------------  ---------------------------------------------------------------------------------
        1        The forms of Underwriting Agreement will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
        3(a)     Certificate of Incorporation of Sun Healthcare Group, Inc. (incorporated herein by reference from an Exhibit to Sun's Registration Statement on Form S-1 (No.
                   33-62670)).
        3(b)     Certificate of Amendment to Certificate of Incorporation dated April 15, 1993
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended March 31, 1996).
        3(c)     Certificate of Amendment to Certificate of Incorporation dated June 23, 1994
                   (incorporated by reference from an Exhibit to Sun's Form 10-Q for the quarter ended September 30, 1994).
        3(d)     Bylaws of Sun Healthcare Group, Inc., as amended, (incorporated herein by reference from Exhibits to Sun's Registration Statement on Form S-1 (No.
                   33-62670) and Sun's Registration Statement on Form S-1 (No. 33-77870)).
        3(e)*    Certificate of Trust of Sun Financing I.
        3(f)*    Certificate of Trust of Sun Financing II.
        4(a)     Form of Indenture for Senior Debt Securities between the Company and [        ],
                   as Trustee.
        4(b)     Form of Indenture for Subordinated Debt Securities between the Company and
                   [        ], as Trustee.
        4(c)     The form or forms of Securities with respect to each particular series of
                   Securities registered hereunder will be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated herein by reference.
        4(d)*    Form of Amended and Restated Declaration of Trust of Sun Financing I.
        4(e)*    Form of Amended and Restated Declaration of Trust of Sun Financing II.
        4(f)*    Form of Supplemental Indenture to be used in connection with the issuance of
                   Subordinated Debt Securities and Trust Preferred Securities.
        4(g)*    Form of Preferred Securities Guarantee for the benefit of the holders of Trust
                   Preferred Securities of Sun Financing I.
        4(h)*    Form of Preferred Securities Guarantee for the benefit of the holders of Trust
                   Preferred Securities of Sun Financing II.
        4(i)     Form of Rights Agreement dated as of June 2, 1995 between Sun and Boatmen's Trust
                   Company (incorporated by reference from an Exhibit to Sun's Form 8-A filed June
                   6, 1995).
        4(j)     First Amendment to the Rights Agreement dated as of August 11, 1995 between Sun and Boatmen's Trust Company (incorporated by reference from an Exhibit to Sun's
                   Form 8-A/1 filed August 17, 1995).
        5(a)*    Opinion of Richards, Layton & Finger with respect to Sun Financing I.
        5(b)*    Opinion of Richards, Layton & Finger with respect to Sun Financing II.
        5(c)     Opinion of Shearman & Sterling.
       12        Statement regarding Computation of Ratios of Earnings to Fixed Charges.
       23(a)     Consent of Arthur Andersen LLP, Independent Public Accountants.
       23(b)*    Consents of Richards, Layton & Finger (included in Exhibit 5(a) and 5(b)).
       23(c)     Consent of Shearman & Sterling (included in Exhibit 5(c)).
       24(a)*    Powers of Attorney relating to Sun Healthcare Group, Inc. for Andrew L. Turner,
                   John E. Bingham, Zev Karkomi, Robert A. Levin, Mark G. Wimer, James R. Tolbert,
                   Lois E. Silverman, R. James Woolsey, Martin G. Mand and Warren C. Schelling.
       24(b)*    Powers of Attorney relating to the Subsidiary Guarantors (included on pages II-4 to II-6 of this Registration Statement).
       24(c)*    Powers of Attorney relating to Sun Financing I and Sun Financing II for Robert F.
                   Murphy and Robert D. Woltil.

EXHIBIT NUMBER                                      DESCRIPTION
---------------  ---------------------------------------------------------------------------------
       25(a)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Senior Indenture.
       25(b)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Subordinated Indenture.
       25(c)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing I.
       25(d)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Amended and Restated Declaration of
                   Trust of Sun Financing II.
       25(e)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Preferred
                   Securities of Sun Financing I.
       25(f)*    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                   Bank of New York, as Trustee under the Preferred Securities Guarantee of Sun
                   Healthcare Group, Inc. for the benefit of the holders of Trust Preferred
                   Securities of Sun Financing II.

------------------------

 *  Previously filed.